UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2017
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard		89118
Las Vegas, NV		(Zip code)
(Address of principal executive offices)

(702) 444-4111
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2017, Switch, Ltd. ("Borrower"), a subsidiary of Switch, Inc. ("Switch"), entered into the First Amendment (the "Amendment") to the Amended and Restated Credit Agreement (together with the Amendment, the "Credit Agreement") among Borrower, the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, to reduce the interest rate margin applicable to both the term loans and revolving credit facility borrowings under the Credit Agreement.

The Amendment (i) removes the pricing grid as it applies to the Borrower's existing term loan (the "Term Loan") and provides for a single interest rate margin of 1.25%, in the case of base rate borrowings, and 2.25%, in the case of London Interbank Offered Rate borrowings, and (ii) modifies the pricing grid on the Borrower's existing revolving credit facility to reduce interest rate margins by 0.50% at each grid level. The Amendment also includes an obligation for the Borrowers to pay a prepayment premium to the Term Loan lenders in the amount of 1.00% of the aggregate principal amount of the Term Loan in the event of another repricing transaction on or before the six-month anniversary of the Amendment, as well as other clarifying, conforming and ministerial changes to the Credit Agreement. The remaining terms of the Credit Agreement, as amended by the Amendment, are substantially the same as the terms under the existing Credit Agreement, including with respect to events of default and loan acceleration.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2017, the Board of Directors of Switch approved a grant to Rob Roy, the chief executive officer of Switch, of 50,638 restricted stock units ("RSUs") covering shares of Switch Class A common stock pursuant to Switch's 2017 Incentive Award Plan.  The RSUs were granted in satisfaction of Switch's obligations, set forth in Mr. Roy's award of Switch, Ltd. incentive units (the "Initial CEO Award"), to ensure that the Initial CEO Award (and the associated shares of Class C common stock of Switch) and the RSUs together represent 3.0% of outstanding shares of Switch common stock, based on the shares outstanding following the exercise by the underwriters of their overallotment option and the closing of Switch's initial public offering on October 11, 2017.

The RSUs will vest simultaneously with the Initial CEO Award and therefore (i) are vested as to 40% of the RSUs on the grant date and (ii) will continue to vest as to 2.5% of the RSUs on each of the first eight quarterly anniversaries of October 11, 2017, the closing date of Switch's initial public offering, and as to 5% of the RSUs on each quarterly anniversary thereafter. Vesting is subject to Mr. Roy's continued service, although the RSUs will vest in full upon a termination without cause, for good reason or due to Mr. Roy's death or disability, subject to his timely execution and non-revocation of a release of claims.  In the event of a change in control of Switch or Switch, Ltd. (and subject to Mr. Roy's continued service), the RSUs will vest in full immediately prior to such event.

The foregoing description of the RSUs is qualified in its entirety by reference to the full text of the award agreement evidencing the RSUs, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Amended and Restated Credit Agreement dated as of December 28, 2017
10.2	Restricted Stock Unit Award Agreement between Switch, Inc. and Rob Roy dated December 27, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Amended and Restated Credit Agreement dated as of December 28, 2017
10.2	Restricted Stock Unit Award Agreement between Switch, Inc. and Rob Roy dated December 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2017	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer